UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana (State or Other Jurisdiction of Incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana (Address of Principal Executive Offices)		47006-8835 (Zip Code)

Registrant’s telephone number, including area code:  (812) 934-7777

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

Carlyn Solomon has agreed to become Chief Operating Officer of Hill-Rom Holdings, Inc. (“Hill-Rom”).  Mr. Solomon, 52, has been the Corporate Vice President, Critical Care & Vascular Business Units of Edwards Lifesciences since 2006, and was VP of Corporate Strategy and GM of Cardiac Surgery Systems Business of Edwards Lifesciences from 2005 to 2006.

In connection with the appointment of Mr. Solomon, Hill-Rom and Mr. Solomon entered into an employment agreement, dated October 3, 2014, and will enter into a change in control agreement, a limited recapture agreement and an indemnity agreement on his first day of employment.  Each agreement is filed or incorporated by reference as an exhibit to this report.

Mr. Solomon has agreed to begin his employment with Hill-Rom no later than November 30, 2014.  His initial annual salary will be $600,000, and he will be eligible to participate in Hill-Rom’s Short Term and Long Term Incentive Compensation Plans, at a level equal to 80% and 300%, respectively, of his annual salary.  His initial LTI grant will be made on the same terms as Hill-Rom’s other executive officers.  He will receive a sign-on award of $3,000,000, comprised of $2,500,000 of restricted stock units, one-third of which will vest each year beginning on the first anniversary of his employment, and a $500,000 cash award, repayable to Hill-Rom if Mr. Solomon voluntarily terminates his employment with Hill-Rom during his first year.  Hill-Rom will also pay Mr. Solomon an additional cash amount equal to the pro-rated amount of the annual bonus plan payment he forfeited by leaving Edwards Lifesciences, which will be up to approximately $300,000.

If Mr. Solomon’s employment is terminated without cause, or if Mr. Solomon terminates his employment for good reason, Hill-Rom is required to pay severance equal to twelve months of base salary, and also to accelerate the vesting of one-third of Mr. Solomon’s RSUs if such event is prior to the third anniversary of his employment.  The employment agreement also contains a limited twenty-four month non-competition and non-solicitation agreement.  Mr. Solomon will also be eligible for other benefits that are commonly found in executive employment agreements, including relocation benefits.

Mr. Solomon will also be party to Hill-Rom’s standard indemnity agreement (which obligates Hill-Rom to indemnify Mr. Solomon to the full extent permitted by the laws of the State of Indiana), Hill-Rom’s limited recapture agreement (which provides for the recapture of performance-based compensation and trading profits in the event of misconduct by Mr. Solomon that leads to a material restatement of Hill-Rom’s financial statements), and Hill-Rom’s standard form of change in control agreement (which provides for the payment of benefits, including two years’ salary, in connection with termination upon a change of control).

Departure of Named Executive Officer

In connection with the appointment of Mr. Solomon, Alejandro Infante Saracho, Senior Vice President and President International, will leave Hill-Rom on December 31, 2014.

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Exhibit

10.1	Employment Agreement between Hill-Rom Holdings, Inc. and Carlyn Solomon dated October 3, 2014.

10.2
Form of Limited Recapture Agreement between Hill-Rom Holdings, Inc. and certain executive officers (Incorporated herein by reference to Exhibit 10.34 filed with the Company’s Form 10-K for the year ended September 30, 2013).

10.3
Form of Indemnity Agreement between Hill-Rom Holdings, Inc. and certain executive officers (Incorporated herein by reference to Exhibit 10.9 filed with the Company’s Form 10-K for the year ended September 30, 2003).

10.4
Form of Change in Control Agreement between Hill-Rom Holdings and certain executive officers (Incorporated herein by reference to Exhibit 10.58 filed with the Company’s Form 10-K dated November 17, 2010).

99.1	Press release dated October 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: October 9, 2014	BY:	/S/	Susan Lichtenstein
Susan Lichtenstein
Senior Vice President of
Corporate Affairs, Chief Legal
Officer and Secretary